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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

FORE Systems, Inc. owns, either directly or indirectly, through another wholly-owned subsidiary, equity interests in each of the following companies which do business under their respective corporate names:


FORE Systems Worldwide, Inc.                         Delaware
FORE Systems Holding Corporation                     Delaware
FORE Systems Federal, Inc.                           Delaware
Network Control Technologies, Inc.                   Delaware
Alantec International, Inc.                          California
FORE Systems Technology, Inc.                        Delaware
FORE Systems International, Inc.                     Barbados
FORE Systems Japan, Inc.                             Japan
Nunlow Limited                                       Ireland
Nemesys Holding Corporation                          Delaware
Nemesys Research                                     United Kingdom
FORE Systems B.V.                                    Netherlands
FORE Systems S.A.R.L.                                France
FORE Systems GmbH                                    Federal Republic of Germany
FORE Systems Limited                                 United Kingdom
FORE Systems ApS                                     Denmark
FORE Systems B.V.B.A.                                Belgium
FORE Systems AG                                      Switzerland
FORE Systems Limited                                 Hong Kong
FORE Systems Limited                                 Bermuda
FORE Systems Limited                                 Canada
FORE Systems AB                                      Sweden